UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                     AMENDED
                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   X     Filed by a party other than the Registrant
                        -----                                              -----

Check the appropriate box:

   X   Preliminary Proxy Statement
-----
       CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
      (AS PERMITTED BY RULE 14A-6(E)(2)
-----
       Definitive Proxy Statement
-----
       Definitive Additional Materials
-----
       Soliciting Material Pursuant to ss.240.14a-12
-----

                             CAN-CAL RESOURCES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  X    No fee required.
-----
       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
-----
       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed maximum aggregate value of transaction: 5) Total fee paid:

                           PRELIMINARY PROXY MATERIAL
                             CAN-CAL RESOURCES LTD.
                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------
                                 AUGUST 29, 2003
                                                                 August 11, 2003

     We are pleased to give you notice of our Annual Meeting of Shareholders:

           Date:          Friday, August 29, 2003

           Time:          10:00 AM PDT

           Place:         [NEED MEETING LOCATION]

                          Las Vegas, Nevada

           Purposes:      - Elect five directors;
                          - Amend the articles of incorporation to increase
                            authorized common stock to 100,000,000 shares;
                          - Approve a qualified incentive stock option plan;
                          - Approve a non-qualified stock option plan;
                          - Ratify the appointment of the independent auditors;
                            and
                          - Transact any other business that may properly come
                            before the meeting.

           Record Date:   July 3, 2003


     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. We appreciate your cooperation.


                                            By Order of the Board of Directors



                                            Anthony F. Ciali,
                                            President and CEO


                           INFORMATION ABOUT ATTENDING

     Only shareholders of record on July 3, 2003 may vote at the meeting. Only shareholders of record, and beneficial owners, on the record date, may attend the meeting. You may attend the meeting even if you send in your proxy. See "Granting Your Proxy" in the proxy statement accompanying this notice.

     If you plan to attend the meeting, please bring personal identification and proof of ownership if your shares are held in "street name" (i.e., your shares are held of record by brokers, banks or other institutions). Proof of ownership means a letter or statement from your broker showing your ownership of Can-Cal Resources Ltd. shares on the record date.

                             CAN-CAL RESOURCES LTD.
                              8221 CRETAN BLUE LANE
                             LAS VEGAS, NEVADA 89128
                       TEL. 702.243.1849 FAX 702.243.1869

              PROXY STATEMENT FOR ANNUAL MEETING ON AUGUST 29, 2003

     The 2002 Annual Report, including audited financial statements for the fiscal year ended December 31, 2002, is mailed to shareholders together with these proxy materials on or about August 11, 2003. The proxy materials consist of this proxy statement and notice of annual meeting and the 2002 Annual Report.

     This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of Can-Cal Resources Ltd. ("Can-Cal") for the annual meeting of shareholders (the "Meeting") on August 6, 2003 and at any adjournments of the Meeting.

WHO CAN VOTE

     If you hold any shares of common stock on the record date (July 3, 2003), then you will be entitled to vote at the Meeting. If you hold stock in your own name, you may vote directly. If you own stock beneficially but in the record name (street name) of an institution, you may instruct the record holder how to vote when the record holder contacts you about voting and gives you the proxy materials.

     Common Stock Outstanding on the Record Date:     12,227,148 Shares

QUORUM AND VOTING RIGHTS

     You are entitled to one vote for each share of Can-Cal common stock you hold. A quorum for the Meeting will exist if a majority of the voting power of the shareholders is present at the Meeting, in person or represented by properly executed proxy delivered to us prior to the Meeting. Shares of common stock present at the Meeting that abstain from voting, or that are the subject of broker non-votes, will be counted as present for determining a quorum. A broker non-vote occurs when a nominee holding stock in street name or otherwise for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     We will be voting on five matters:

     First, to elect five directors. Nevada law provides that for the election of directors, a nominee will be elected if he receives a "plurality" of the votes cast. Nominees in number equal to the seats to be filled, who receive a plurality of votes cast, are elected. If there were more nominees than seats to be filled, those nominees receiving the most votes in favor would be elected. Cumulative voting for directors is not allowed under the company's articles of incorporation (cumulative voting allows shareholders to multiply their shares times the number of candidates for election, and cast that number of votes all for or against one candidate, or distribute that number of votes in any other manner desired). If you abstain from voting, your shares will not be counted for or against any director.

     Second, to amend the articles of incorporation to increase the amount of common stock to 100,000,000 shares. Approval by the holders of a majority of the outstanding stock is required to amend the articles of incorporation.

     Third, to approve the qualified incentive stock option plan. The plan will be approved if the number of votes cast in favor exceeds the number of votes cast in opposition.

     Fourth, to approve the non-qualified stock option plan. The non-qualified plan will be approved if the number of votes cast in favor exceeds the number of votes cast in opposition.

     Fifth, to approve the Board of Directors' selection of L. L. Bradford & Company, LLC to audit Can- Cal's financial statements for the year ending December 31, 2003. This matter will be approved if the votes cast in favor exceed the votes cast in opposition.

     Any other matter which properly comes before the Meeting would be approved if the number of votes cast in favor exceeds the number of votes cast in opposition, unless Nevada law requires a different approval ratio.

     Can-Cal's Corporate Secretary, John Brian Wolfe, will serve as the inspector of election.

     Abstentions and broker non-votes will be counted as votes against any matter voted on at the Meeting.

HOW YOUR PROXY WILL BE VOTED;  RECOMMENDATION OF THE BOARD

     The Board of Directors is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the Meeting, whether or not you attend in person.

     The Board of Directors recommends you vote in favor of the director nominees, in favor of amending the articles of incorporation to increase authorized common stock, in favor of adopting the qualified incentive stock option plan, in favor of adopting the non-qualified stock option plan, and in favor of the Board of Directors' selection of audit firm for the current fiscal year. In order for your vote to be counted at the meeting, you must complete and return the form of proxy included with this proxy statement, or attend the meeting and vote in person.

GRANTING YOUR PROXY

     If you properly execute and return a proxy in the form attached, your shares will be voted as you specify. If you sign and return the proxy but don't specify how you want your shares voted, your shares will be voted in accordance with the recommendations of the Board of Directors.

     We expect no matters to be presented for action at the Meeting other than the items described in this proxy statement. Please note that in accordance with SEC rule 14a-4(c) the enclosed proxy will confer discretionary authority with respect to any other matter that may properly come before the Meeting, including any matter of which we did not have notice within a reasonable period of time before the mailing for the Meeting. The persons named as proxies intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

REVOKING YOUR PROXY

     If you submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the Meeting in person and vote by ballot, which would cancel any proxy you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals; we will reimburse them for their reasonable expenses. We have not hired a solicitation firm for the Meeting. Our employees and directors will solicit proxies by telephone or e-mail directly with shareholders, or in person, if necessary; these people will not be paid for these services.

REQUIREMENT AND DEADLINES FOR SHAREHOLDERS TO SUBMIT PROXY PROPOSALS

     Generally, we will hold the annual meeting on the first Wednesday of each August (August 4 in 2004). Under SEC rules, if a shareholder wants us to include his or her proposal in our proxy statement and form of proxy for presentation at the 2004 Annual Meeting of Shareholders, the proposal must be received by us in writing at least 150 calendar days in advance of the meeting date (which would be 120 days in advance of the mailing date), at 8221 Cretan Blue Lane, Las Vegas, Nevada 89128, Attention: John Brian Wolfe, Secretary.

     For a special meeting, the proposal must be received a reasonable time before the company begins to print and mail its proxy materials.

     If we do not receive notice by the appropriate time, or if we meet other requirements of the SEC rules which allow the company to exclude the proposal, a vote on the proposal will not be included in the company's proxy statement, and will not be considered for a vote at that meeting.

     A notice of a proposed item of business must include:

     o a brief description of the substance of the proposal, and the reasons for conducting, such business at the annual meeting;
     o  the shareholder's name and address;
     o the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and
     o  any material interest of the shareholder in such business.

CORPORATE GOVERNANCE AND AUDIT COMMITTEE REPORT

     MEETINGS OF THE BOARD. The Board of Directors has primary responsibility for directing the management of the company's business affairs. The Board consists of five members; there were five directors in 2002. The Board had one formal meeting in 2002, and conferred informally on several occasions and also approved various matters by consent minutes without conducting formal meetings.

     AUDIT COMMITTEE. The Board of Directors has not established an audit committee. However, the Board of Directors, as a group, carries out the responsibilities which an audit committee would have. In this respect the Board of Directors has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The Board of Directors also recommends selection of the auditing firm and exercises general oversight of the activities of our independent auditors, principal financial and accounting officers and employees and related matters.

     The Board of Directors has reviewed our financial statements for fiscal 2002 and discussed them with management. The Board of Directors also discussed with the independent audit firm the various matters required to be so discussed in SAS 63 (Codification of Statements on Auditing Standards, AU 380). The Board of Directors received the written disclosure and the letter from the independent audit firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee). The Board of Directors is satisfied with the audit firm's independence. Based on the foregoing, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-KSB which was filed with the Securities and Exchange Commission in March 2003.

     COMPENSATION COMMITTEE. The Board of Directors has not established a compensation committee.

PROPOSAL 1:   ELECTION OF DIRECTORS

     The bylaws provide for five directors. Each director serves a one year term after election by shareholders, or until his successor is elected to the Board. Directors who are elected by the incumbent Board of Directors (such as Mr. Ciali, who was appointed March 24, 2003 to replace Ted Smith, a director who resigned so that Mr. Ciali could be appointed) serve until re-election at the next meeting of shareholders or until their successors are elected. There are no arrangements or agreements among shareholders for the election of any director.

INFORMATION ABOUT THE NOMINEES

     Information about the director nominees follows:

     RONALD D. SLOAN. Mr. Sloan served as President, Treasurer and CEO from May 2, 1996 until his resignation as President on March 24, 2003 and as CEO on April 25, 2003. He is Chairman of the Board of Directors and Treasurer (and Chief Financial Officer) of the company. During the past twenty five years Mr. Sloan has been an entrepreneur as an owner and operator of several companies including: Atlas Insurance Adjusters Ltd, partner/president from 1977 to 1978; United Auto Parts, senior manager, parts sales and distribution, approximate staff of 100 from 1979 to 1984; Save-On Auto Parts Ltd., shareholder, president, secretary, parts sales and distribution, approximate staff of 40 from 1985 to 1989; Knight Auto Recyclers Ltd., owner/president, parts sales and distribution from 1990 to 1995; Scotmar Industries Ltd., D.B.A. Truck City Inc., senior management, parts sales and distribution from 1990-1995. Mr. Sloan spends his full time on the company's business and assists Mr. Ciali in operations. Mr. Sloan has no professional or technical credentials in the metals mining industry.

     ANTHONY F. CIALI. Mr. Ciali is a senior mining executive with over twenty-two years of international mining industry experience. Mr. Ciali was appointed President and a director of the company on March 24, 2003 and Chief Executive Officer on April 25, 2003. Prior to joining the company, Mr. Ciali was, from July 1999 to December 2002, EVP-COO and CFO of ACS Advanced Computer Systems, Inc., a computer related company. From July 1997 to September 1999, he was a mining industry consultant. Mr. Ciali was President and CEO, and a director of Monarch Resources Limited, an international gold mining company listed on The Toronto Stock Exchange, with exploration and mining operations in Venezuela and Mexico and approximately 700 employees, from May 1991 to June 1997. From 1977 to 1990, Mr. Ciali was Vice President Finance and Administration of Gold Fields Mining Corporation ("Gold Fields"), an international gold mining company and a wholly owned subsidiary of Consolidated Gold Fields PLC. Gold Fields had annual gold production of approximately 400,000 ounces from gold mines based in the western United States, and an annual exploration budget of approximately $20 million for exploration projects in North and South America. Gold Fields employed over 700 people. From 1976 to 1977, Mr. Ciali was Assistant Controller of Azcon Corporation, an affiliate of Gold Fields, which was involved in steel distribution and manufacturing. From 1972 to 1976, he was employed as an auditor with Price Waterhouse, in New York, New York, where he obtained a CPA license (no longer active). Mr. Ciali has a BSc. degree in Mechanical Engineering and a Masters degree in Business Administration.

     JOHN BRIAN WOLFE. Since 1984, Mr. Wolfe has owned Wolfe & Associates Appraisal Services, which appraises damages sustained by vehicles, recreation vehicles, motorcycles and equipment for insurance companies throughout North America. From 1980 to 1984 he appraised damages to automobiles for ICBC (Insurance Corporation of British Colombia). Mr. Wolfe also managed McLaughlin Motors and Brasso Lincoln, both automotive companies where he was in charge of their full operation and payroll from 1977 to 1980. Mr. Wolfe has no direct metal mining experience, or any professional or technical credentials in the metals mining industry, however, he has experience in management affairs. Mr. Wolfe, Secretary, spends approximately 3 hours per month on the company's business.

     BARRY E. AMIES. Mr. Amies has extensive experience in financing, insurance and exploration. He started Baron Insurance Agencies Ltd. in 1968 and built it from a one-man operation to 45 employees, when he sold the company in 1994. He also started Baron Financial, which was added to the insurance business to incorporate financial investments. After the sale of Baron Insurance Agencies Ltd. in 1994, Mr. Amies was retained as the general manager of the company until 1998. From 1998 to present, Mr. Amies has been the president/owner of Landing Insurance Agency. Since 1980, Mr. Amies has been President of Zalmac Mines, Ltd., which has exploration properties in Canada prospective for gold, silver, molybdenum, and other metals. Mr. Amies has no professional or technical credentials in the metals mining industry. Mr. Amies spends approximately 10 hours per month on the company's business.

     JAMES DACYSZYN. Mr. Dacyszyn is a Canadian citizen who is semi-retired. He owns and operates several concrete transit mix plants and gravel operations in central Alberta, Canada. He has no precious metal mining experience, or any professional credentials in the metals mining industry, but he does have extensive experience in Materials Engineering and holds a bachelor's degree in Civil Engineering. From 1954 to 1971 he managed a laboratory which tested gravels, asphalts, paints and coordinating quality control tests on earthwork. Mr. Dacyszyn also drilled and evaluated more than 500 gravel deposits in the Province of Alberta and has vast knowledge in crushing rock. From 1982 to 1995 he managed several concrete mixing plants and gravel operations, also producing aggregates as owner/operator. The companies are now being managed by his son, a professional engineer, and Mr. Dacyszyn is retained in a consulting capacity. Mr. Dacyszyn spends approximately 8 hours per month on the company's business.

     DIRECTOR COMPENSATION

     The directors do not have any stock options or similar plans, annuities, pension, retirement incentive, deferred compensation or any arrangements whereby they have been paid or may receive compensation.

     STOCK OPTION PLANS

         THE CAN-CAL 2003 QUALIFIED INCENTIVE STOCK OPTION PLAN. The 2003 Qualified Incentive Stock Option Plan was established by the Board of Directors in June 2003; the Board of Directors seeks shareholder approval of this plan (see Proposal 3). A total of 1,500,000 shares of common stock are reserved for issuance under this plan, which will be used to compensate senior executives and mid-level employees in the future. An option on 500,000 shares will be granted to Mr. Ciali under this plan at the board of directors meeting to be held immediately after the Meeting (see "Executive Compensation"). If approved by the shareholders, holders of options to be granted will qualify under section 422 of the Internal Revenue Code for certain tax advantages not available to holders of non-qualified options.

         THE CAN-CAL 2003 NON-QUALIFIED STOCK OPTION PLAN FOR SENIOR EXECUTIVES, OUTSIDE DIRECTORS, AND CONSULTANTS. The 2003 Non-Qualified Option Plan was established by the Board of Directors in June 2003; the Board of Directors seeks shareholder approval of this plan, in addition to the Can-Cal 2003 Qualified Incentive Stock Option Plan (see Proposal 4). A total of 1,500,000 shares of common stock are reserved for issuance under this plan, of which 300,000 shares are covered by an option granted to Anthony F. Ciali when he was appointed an officer of the company in March 2003 (see "Executive Compensation"), and 100,000 shares are covered by an option granted to Luis Vega when he signed a consulting agreement with the company in April 2003 (see "Agreement with Consultant").

COMPENSATION OF DIRECTORS

     Each of our present directors who is also an employee receives no additional compensation for acting as a director or attending meetings of directors. In the past, the company has not compensated outside (non- employee) directors for service but has reimbursed them for travel costs to attend Board meetings. In the future, if the Can-Cal 2003 Non-Qualified Stock Option Plan is approved at the Meeting, the Board of Directors may issue non-qualified options to non-executive directors. The terms of such options to be granted have not yet been established (see Proposal 4).

SECTION 16(A) REPORTING

     Based upon a review of Forms 3 and 4 furnished to us under SEC rule 16a-3(a), and written representations referred to in Item 405(b)(2)(i) of the SEC's Regulation S-K, no directors, officers, beneficial owners of more than ten percent of our common stock, or any other person subject to Section 16 of the Exchange Act has failed to file on a timely basis, the reports required by
Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

     The following table shows selected information about the compensation paid or accrued by us to or for the account of the Chief Executive Officer (the only executive officer in 2002, 2001 and 2000) for services and bonuses rendered in all capacities in 2002, 2001, and 2000. The company does not have a long-term compensation plan.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                   Shares Underlying
                              ----------------------------------------------
Name and Position               Year         Salary              Bonus             Options Granted
-----------------             ----------------------------------------------      ------------------

Ronald D. Sloan (CEO           2002          $ 60,000*           $      -              -0- shares
until April 25, 2003)          2001          $ 30,000*           $      -              -0- shares
                               2000          $    -0-            $      -              -0- shares

* Accrued (not paid) at the rate of $5,000 per month starting July 1, 2001.

     The company also pays for a condominium (rented) in Las Vegas, which is used as a personal residence for Mr. Sloan. This rental was $13,680 in 2002.

                              OPTION GRANTS IN 2002

     No options have been granted to any officer through December 31, 2002.


                    SHARES UNDERLYING OPTIONS AND THEIR VALUE

     No options were granted to any officer through December 31, 2002.

                         NUMBER OF SHARES              VALUE OF UNEXERCISED
NAME                     UNDERLYING UNEXERCISED        IN-THE-MONEY
OF THE                   OPTIONS AT 12/31/02           OPTIONS AT 12/31/02
OFFICER                  EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE

Ronald D. Sloan                  -0-  /  -0-           $    -0-   /  $ -0-

EMPLOYMENT AGREEMENT

     On March 24, 2003 the company signed a Management Consulting Agreement with Anthony F. Ciali, to employ Mr. Ciali as President for a fee of $7,500 per month. The company issued an option to Mr. Ciali to purchase 300,000 shares at $0.14 per share (the average closing price for the five trading days preceding March 24, 2003); this option expires on March 23, 2006. This is a non-qualified option (see Proposal 4). Mr. Ciali was appointed Chief Executive Officer of the Company on April 25, 2003.

     The original agreement contemplated re-negotiation in good faith between Mr. Ciali and the company, of certain terms after June 24, 2003. As result of re-negotiations after June 24, 203, on July 25, 2003, the agreement was amended to provide for: Monthly cash compensation of $10,000 from September 1, 2003 through December 31, 2003, and $12,500 starting January 1, 2004, with annual increases thereafter at the discretion of the board of directors (but not less than the annual rate of inflation); a cash bonus payable by January 30 of each year, with the amount determined at the discretion of the board of directors, but not less than 15% of the previous year's annualized cash compensation; medical and term life insurance, and a car lease allowance; the company establishing and paying for a branch office in Lawrenceville, New Jersey (the city of Mr. Ciali's residence); and the grant to Mr. Ciali of an option to purchase 500,000 shares, exercisable for 10 years after grant of the option, exercisable at market price on the grant date. This option (which will be in addition to the option on 300,000 shares granted to him in March 2003) will be granted at the board of directors meeting to be held immediately after the Meeting; this option will a qualified option (see Proposal 3).

     If the agreement (as amended) is terminated by the company other than for cause, or if Mr. Ciali terminates the agreement because he is paid less than the rate of cash compensation then in effect, or if there is a change in control of 25% or more of the combined voting power of the company, then Mr. Ciali will be entitled to 24 months severance pay at the monthly rate then in effect, payable monthly; payment of 24 months of continued medical and term life insurance, and the car lease allowance; and payment of annual bonuses for 24 months at the same amount paid prior to termination. If the agreement (as amended) is terminated by the company other than for cause, all of Mr. Ciali's stock options will remain exercisable for the balance of their terms.

     The agreement does not have a specific term, and will only end if either the company or Mr. Ciali terminate the agreement.

     The company does not have a written employment agreement with Ronald D. Sloan, Chairman of the Board of Directors.

AGREEMENT WITH CONSULTANT

     On April 21, 2003 the company signed a Management Consulting Agreement with Luis A. Vega; the agreement does not have a specific term, and will continue until termination by either party on 30 days written notice.

     Mr. Vega has been retained as Senior Consulting Geologist to the company. He has 30 years of international gold exploration experience with senior mining companies, including Utah International, Duval Corporation, and (most recently) Battle Mountain Gold, where he was Vice President - Manager, Latin American Exploration. His exploration experience has encompassed projects in the Western United States, Mexico, and Central and South America, including Bolivia (the Korri Kollo gold mine), Chile, Argentina, and the Dominican Republic, as well as project submittal evaluations for properties in Peru, Ecuador, Brazil, Uruguay and Venezuela. Mr. Vega holds a Bachelor of Science in Geology and a Masters of Science in Economic Geology.

     Under the agreement with the company, Mr. Vega is paid $500 per day of service (based on invoices showing service and time provided), payable in restricted shares of common stock of the company, calculated by dividing the amount owed by the average closing price of the company's stock for each day's service. He also is reimbursed travel and entertainment expenses (plus accountable out-of-pocket expenses). Through May 2003, the company has issued 18,283 restricted shares of stock to Mr. Vega to pay $4,438 of service.

     As additional compensation, the company has issued to Mr. Vega a non-qualified stock option to purchase 100,000 shares of common stock at $0.22 per share (the average closing price for the five trading days before April 21, 2003). This option will fully vest on April 21, 2004 (is not exercisable before that date) if the consulting agreement then still is in effect; this option expires April 21, 2006 unless sooner forfeited on termination of the consulting agreement.

     The consulting agreement provides for Mr. Vega to receive a finder's fee if the company acquires a mineral property presented to the company for consideration. The fee will be a 1% net smelter return ("NSR") royalty on any future sales of mineral products from the acquired property. The NSR royalty will be calculated as 1% multiplied by the reported sales from the property, less shipping and refining costs.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND SENIOR MANAGEMENT.

     The following table sets forth certain information about beneficial ownership of our common stock as of July 23, 2003 by each officer and director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and directors as a group. The ownership information is based on the Forms 3 and 4 filed by our officers and directors with the Securities and Exchange Commission as required by Section 16(a) of the Securities and Exchange Act of 1934. Based on the Forms 3 and 4, the beneficial owners have sole voting and dispositive power with respect to their shares except as otherwise noted.

     In each instance, the number of shares shown as owned by the individual includes shares issuable on exercise of options which are or would be exercisable by September 21, 2003 (60 days from July 23, 2003), as required by the disclosure rules of the Securities and Exchange Commission. Similarly, the percentage for each person has been determined by dividing (x) the shares owned by the individual plus the shares the person has the right to acquire on exercise of options by September 21, 2003 by (y) the 12,227,148 shares of common stock outstanding as of July 23, 2003, plus for each person with options, the number of shares the person has the right to acquire on exercise of options by September 21, 2003. For information about the option held (and another option to be held) by one officer, see "Executive Compensation - Employment Agreement" above. The shares shown as owned by officers and directors as a group includes shares issuable on exercise of the option which now is exercisable (and the option to be granted, which will be exercisable upon grant), and the percentage of shares shown as owned by that group has been determined as if all of those options had been exercised.

                      NAME AND ADDRESS                 AMOUNT AND NATURE
TITLE OF CLASS        OF BENEFICIAL OWNER             OF BENEFICIAL OWNER       PERCENT OF CLASS

Common stock,         Ronald D.  Sloan*                     785,431                 6.5%
par value $.001       4312-212 Street
                      Langley, B.C., Canada

Common Stock,         John Brian Wolfe*                     785,431                 6.5%
par value $.001       3157 Silver Throne Drive
                      Coquitlam, B.C., Canada

Common Stock,         Barry E.  Amies*                      153,535 (1)             1.3%
par value $.001       14198 Tamarack Drive
                      Vernon, B.C., Canada

Common Stock,         James Dacyszyn*                       665,500 (2)             5.5%
par value $.001       #64, 9703-41 Avenue
                      Edmonton, A.B., Canada

Common Stock,         Anthony F. Ciali*                     800,000 (3)             6.1%
par value, $.001      28 Lawrencia Drive
                      Lawrenceville, NJ 08648

Common Stock,         All Officers and Directors            3,189,897 (4)          24.5%
par value $.001       as a group

*    Director

(1) Shares are owned by Mr. Amies family partnership (Amies Holdings Ltd.). Shares shown as owned by Mr. Amies include 54% of the shares held by a family partnership owned by his wife and adult children; the balance of shares (46%) are owned beneficially by the adult children.

(2) 470,000 shares are owned directly by Mr. Dacyszyn and 195,500 shares are owned by a family company. Mr. Dacyszyn exercises investment and dispositive powers over 60,000 shares (31%) of those owned by the family company. The balance of shares in the family company are controlled by an adult son, who manages the family company and has a 25% pecuniary interest in these shares.

(3) Shares covered by option on 300,000 shares held by Mr. Ciali, plus option on 500,000 shares to be granted to him after the Meeting.

(4) Assumes exercise of the options on 800,000 shares held and to be held by Mr. Ciali.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     LOANS BY OFFICERS

     From time to time, Mr. Sloan has loaned money to the company for operating capital; repayments are made at the company's discretion. Interest is at 7.5%. Activity for these loans in 2001 and through December 31, 2002 is summarized:

                                            December 31,     December 31,
                                                2002             2001
                                            ------------     ------------

     Principal balance, beginning           $     76,048     $    114,745

           Additional borrowings                  20,484           89,253

           Principal repayments                  (32,226)        (127,950)
                                            ------------      -----------

     Principal balance, ending              $     64,306      $    76,048
                                            ============      ===========

     Mr. Sloan loaned an additional $800 to the company on March 1, 2003 at 7.5% interest. Including the additional $800, as of June 6, 2003, the principal balance of Mr. Sloan's loans to the company was $58,501, net of repayments made in 2003 of $6,605.

     At December 31, 2002, the company owed Brian Wolfe, a director, $6,803 plus interest of $220, for a loan maturing on July 17, 2003, and $5,000 plus interest of $323.50 for a loan maturing on February 5, 2003, both bearing interest at 7.5%. The note due February 5, 2003 was rolled into a new note ($5,388), now due February 5, 2004.

     James Dacyszyn, a director, loaned the company $5,000 on February 12, 2002 (maturing February 12, 2003) and $5,000 on April 22, 2002 (maturing April 22,
2003), both bearing interest at 7.5%. The February note was rolled into a new note ($5,388), now due February 12, 2004. The April note was rolled into a new note ($5,388), now due April 22, 2004. On March 7, 2003, Mr. Dacyszyn loaned the company an additional $2,500, bearing interest at 7.5% and maturing March 7, 2004.

     Barry Amies, a director has loaned the company $3,000, bearing interest at 7.5% and maturing April 5, 2003. This note was rolled into a new note ($3,233), now due on April 5, 2004. On March 27, 2003, Mr. Amies loaned the company an additional $1,000, bearing interest at 7.5% and maturing March 27, 2004.

     The company owes Robin Schwarz, an unaffiliated shareholder, $17,984 at December 31, 2002 consisting of unsecured loans in various amounts made in 2001 and 2002, at various dates, and interest ranging from 13.24% to 27.99%, due on demand.

     All of these loans are unsecured.

PROPOSAL 2:  INCREASE AUTHORIZED COMMON STOCK


     INTRODUCTION - WHY WE NEED TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK. The Board of Directors seeks shareholder approval to amend the company's articles of incorporation to increase the number of shares of common stock which the company is authorized to issue, from the current 15,000,000 shares, to 100,000,000 shares.

     We need the authority to issue additional shares of common stock to conduct business operations:

     First, to honor existing commitments, i.e., issue stock on conversion of a debenture issued to Dutchess Private Equities Fund, L.P., issue stock on exercise of incentive stock options, and issue stock on exercise of warrants. Some capital would be raised on exercise of options and warrants, but no capital would be raised on conversion of the debenture. See the separate discussions under "Existing commitments."

     Second, to raise capital, i.e., to sell stock to investors for cash. Stock may be sold to Dutchess Private Equities Fund, L.P. and DRH Investment Company, LLC under an existing equity investment agreement. As an alternative to the equity investment agreement, stock may be sold to private investors. See "Raising capital."

     Third, to pay part of the acquisition cost for mineral properties, i.e., issue shares to the sellers of mineral properties, in addition to paying cash on acquisition and an ongoing royalty from production from the properties. See "Acquiring properties."


     CURRENT CAPITAL STRUCTURE. The articles of incorporation now authorize the company to issue 15,000,000 shares of common stock and 10,000,000 shares of preferred stock. Shares of common stock, and preferred stock, may be issued by the Board of Directors for such consideration as it deems appropriate, without approval of the shareholders. The Board of Directors also has authority to establish the terms of any series of preferred stock, as to voting and dividend rights, conversion rights, liquidation preferences, and other matters, without approval of the shareholders. No series of preferred stock has been established to date.


     There is not enough authorized unissued common stock to honor existing commitments, and therefore no stock is available to sell to raise capital. As of July 23, 2003 there are 12,227,148 shares of common stock issued and outstanding, and 2,772,852 shares remaining in the treasury. To honor existing commitments (options, warrants and convertible debt), the company may have to issue at least 3,183,140 shares over the next 12 months (not counting a new option to be granted to Mr. Ciali after the Meeting).

     These commitments, and an existing capital raising mechanism (the equity investment agreement with Dutchess Private Equities Fund and DRH) are summarized below. We now estimate that the company will have no common shares available to raise new capital, taking into account current options, warrants, and convertible debt, although the company does have 10,000,000 shares of preferred stock which could be used to raise capital. Except for the equity investment agreement with Dutchess Private Equities Fund and DRH, and existing commitments (options (including the option to be granted to Mr. Ciali), warrants, and convertible debt), we have no agreements to issue any of the newly authorized shares for any purpose. However, we plan to sell newly authorized shares to raise capital for business operations in the future. See below.

     RAISING CAPITAL - GENERAL. The company has very limited cash reserves and minimal operating revenues. In the past, and for the future until such time as there are operating profits, the company has relied on and will continue to rely selling stock to raise working capital and capital to acquire, explore, and (if warranted) develop mineral properties. Typically, we would sell common stock, possibly with stock purchase warrants attached. However, some investors may want to buy preferred stock. The attractiveness of preferred stock would be enhanced significantly if the preferred stock could be convertible into common stock. The amount of capital we would receive on exercise of existing options and warrants is limited.

     We anticipate trying to raise capital in private offerings to sophisticated investors in Canada or Europe or the United States. The timing, amount, structure and pricing of such an offering or offerings is not known at the present time, but we expect to begin the process later in 2003.

     EQUITY INVESTMENT AGREEMENT - GENERAL. The company has an equity investment agreement with Dutchess Private Equities Fund and DRH Investment Company, LLC, by which Dutchess Fund and DRH could be required to buy up to $8,000,000 in shares of the company's common stock, in equal amounts by each, at a 7% discount from market prices. Another 7% would be paid in fees.


     The company must, as a condition to the availability of this financing, have a registration statement in effect with the SEC to cover Dutchess Fund's and DRH's resale of shares they may purchase. The company filed and the SEC declared a registration statement effective for this purpose in 2002 for the $8,000,000 agreement. The registration statement presently is effective with the SEC, but the registration statement will have to be updated (to include the company's fiscal 2002 audited financial statements, unaudited financial statements for the six months ended June 30, 2003, and other current information about the company), in order for the company to be able to use the equity investment agreement to require Dutchess Fund and DRH to buy stock in the company.

     You should note that the company now cannot predict whether or when the registration statement will be updated so that the company will be able to use the equity investment agreement to raise capital, or whether the company will utilize the agreement at all, even if the registration statement is updated.



     If the registration statement is updated and used, the number of shares we would be able to sell to Dutchess and DRH will depend on market prices from time to time. It is possible that a substantial number of shares could be sold, but only a small amount of money raised, given the company's current stock price. For example, to raise only $250,000 ($223,500 net to the company after paying $17,500 in fees - see below) at $0.13 per share, would require selling 1,923,076 shares (13% of the stock which would be outstanding after the sale). See the illustration below.


     Therefore, if the company decides to update the registration statement and decides to require Dutchess and DRH to buy stock, the company will need additional authorized common stock to be in position to sell stock to Dutchess Fund and DRH. There is no adverse contractual consequence under the equity investment agreement to the company's not being able to increase its authorized common stock, but without an increase, the company will not be able to sell any stock to Dutchess Fund and DRH. Note that any such sales would be at the election of the company; Dutchess Fund and DRH cannot force the company to sell any stock to them at any time.


     LIMIT ON THE AMOUNT OF STOCK OWNED BY DUTCHESS FUND AND DRH AT ANY ONE TIME. Dutchess Fund, and DRH, separately, cannot be required to purchase stock from the company which, when added to stock of the company which either of them owns, exceeds 4.99% of the issued and outstanding stock of the company on the date of our "put" (see below). The shares owned by Dutchess Fund on conversion of the debenture held by Dutchess Fund (see "Existing commitments - Convertible debt and an associated warrant - Dutchess Private Equities Fund") would be included in computing the 4.99% limitation as applied to Dutchess Fund.

     TIMING, PRICING AND PROCEEDS OF STOCK SALES


     - There must be 13 stock market trading days between any two of our "puts" (requests for purchase delivered to Dutchess Fund and DRH).

     - We are entitled to request that dollar amount of stock equal to 175% of the average daily volume of our common stock over the 40 trading days before the put notice, multiplied by the purchase price (93% of the lowest closing bid price during that 40 days), but never more than $1 million.

     - The net proceeds from each purchase is 93% of the put amount, because each time we sell stock to Dutchess Fund and DRH, we will pay (1) May Davis Group, Inc., a securities broker-dealer and member of the National Association of Securities Dealers, Inc., cash in the amount of 3.5% of the funds received; and (2) Dutchess Advisors, Ltd., an affiliate and advisor of Dutchess Fund, an additional 3.5% of the funds received.


     ILLUSTRATION OF IMPACT OF SELLING STOCK UNDER THE EQUITY INVESTMENT AGREEMENT. The table illustrates how much stock we would need to issue to raise $4,000,000 and $8,000,000 in gross proceeds from selling stock to Dutchess Fund and DRH (before paying the 3.5% to May Davis Group and the 3.5% to Dutchess Advisors), and the percentage those amounts of stock would constitute of the total shares which would then be outstanding, using the current stock price (at July 23, 2003) and a price that is half of that amount. As illustrated in the hypothetical case of selling $8,000,000 of stock at a price of $0.06 per share, we would have to issue more stock to Dutchess Fund and DRH than we would have authority to issue even if we increase the authorized common stock to 100,000,000 shares. The table does not reflect the additional shares which are issuable to Dutchess Fund on conversion of the debenture (see "Existing commitments - Convertible debt and an associated warrant - Dutchess Private Equities Fund" ).

                                        Percentage of                     Percentage of
                       No. of Shares    Outstanding      No. of Shares    Outstanding
     Total Proceeds    at $0.13*        Shares           at $0.06**       Shares
     ----------------------------------------------------------------------------------
     $4,000,000        30,769,230           72%           66,666,667         85%
     $8,000,000        61,538,460           83%           133,333,333        91%

*    93% times the closing bid price on July 23, 2003.
** 93% times an assumed closing bid price of $0.065 (one-half the market price at July 23, 2003).


     RISKS OF USING THE EQUITY INVESTMENT AGREEMENT. The company expects that because each purchase would be at a 7% discount from market prices, immediately or soon after Dutchess Fund and DRH buy stock, they would sell that stock into the market to make a profit. In addition, because of the 4.99% limit on the number of shares that Dutchess Fund, and DRH, each can own at any time under the equity investment agreement, to the extent we sell shares to Dutchess Fund and DRH that would result in their each owning more than 4.99% of the outstanding stock, Dutchess Fund and DRH will have to sell shares they own to keep below the limit. The combination of economic incentive and contractual limit on ownership likely would result in continuing selling pressure on the company's stock price:
Although the company would be raising money from Dutchess Fund and DRH, the stock price likely would drop.


     Further, as illustrated by the table, the company's use of the equity investment agreement will cause substantial dilution to current stockholders' proportionate equity and voting power in the company.


     It is not likely the company would use the equity investment agreement to raise significant amounts of capital. If the company uses the equity investment agreement at all, it will be used only to the extent absolutely necessary to raise capital to continue operations for a limited period of time, until other sources of less expensive equity capital can be identified and utilized. Proceeds from the equity investment agreement would be used to pay general and administrative expenses, and possibly the cash component to acquire new mineral properties in Latin America, particularly Mexico, and pay a limited amount of exploration costs to evaluate the potential of such properties. The amount which might be raised through the equity investment agreement can't be predicted. If such properties are acquired, and exploration results justify further expenditures to build mining and production infrastructure (usually referred to as "project financing") on those properties, the company intends to seek the necessary capital from financial institutions, not from Dutchess Fund and DRH. The company has no present agreements or understandings in place with any financial institution, or with any other parties, to raise project financing. Any proceeds from the equity investment agreement would not be used for exploration or other costs on the company's properties in the United States.

     EXISTING COMMITMENTS. We have three categories of existing commitments to issue common stock: Stock options for an officer and a consultant; warrants held by investors; and a convertible debenture and warrant held by Dutchess Private Equities Fund.

        OPTIONS. We issued a non-qualified option to Anthony F. Ciali to purchase 300,000 restricted shares at $0.14 per share (presently exercisable, expiring March 23, 2006), and another non-qualified option to Luis A. Vega to purchase 100,000 restricted shares at $0.22 per share (exercisable beginning April 21, 2004, expiring April 21, 2006). The company has agreed to issue a qualified option on an additional 500,000 shares to Mr Ciali immediately after the Meeting; the exercise price will be equal to market price on grant date, and the option will expire 10 years after grant date. The company would realize $64,000 from exercise of the current outstanding options.

        WARRANTS. In the course of raising capital from selling restricted securities from time to time, the company has issued, to 103 Canadian investors, 5 United States investors, and 1 resident of Great Britain, warrants to purchase 1,646,140 shares of restricted common stock. These warrants are exercisable at prices ranging from $0.20 to $0.36 and expire at various times from February 2004 to June 2005. If all the warrants were exercised, the company would receive approximately $387,000, which would be used for general working capital and possibly for costs to acquire and explore mineral properties in Latin America, particularly in Mexico. There is a risk that few or none of these warrants will be exercised, given the current low market price for the company's stock ($0.20 bid price on July 23, 2003). Even if the market price should improve significantly, there is a risk that few of the warrants would be exercised. In any event, the company cannot rely on proceeds from warrant exercise as a source of capital. The company has not received notice of exercise of any of these warrants.

    CONVERTIBLE DEBT AND AN ASSOCIATED WARRANT - DUTCHESS PRIVATE EQUITIES FUND.

        CONVERTIBLE DEBT. We borrowed $120,000 at 8% annual interest from Dutchess Private Equities Fund on June 14, 2002. This debenture is due June 14, 2004, and is convertible at any time by Dutchess Fund into restricted shares of common stock at the lower of $0.33 per share (the average of the closing bid prices for the 15 trading days before June 14, 2002), or 80% of the three lowest closing bid prices for the 15 trading days prior to conversion. For example, if Dutchess Fund were to convert the $119,600 principal and interest at July 23, 2003, at $0.11 per share (80% of the three lowest bid prices average for the 15 trading days prior to the hypothetical conversion), the company would issue 1,087,272 shares of restricted common stock to Dutchess Fund, subject to the '4.99% limit' described below. The outstanding balance of the debenture at June 14, 2004 will automatically convert to stock at the lower of the conversion prices. In July, 2003, Dutchess Fund converted $10,000 of the debenture to a total of 156,508 shares, thus reducing the amount of the debenture to $119,600.

        WARRANT. In connection with the loan transaction, the company also issued to Dutchess Fund a warrant to purchase (until June 14, 2005) 50,000 restricted shares of common stock at $0.22 per share. The company has not received notice of exercise of this warrant.

        LIMIT ON THE AMOUNT OF STOCK OWNED UNDER THE DEBENTURE AND WARRANT. Under the terms of both the debenture and the warrant, the number of shares which the company is obligated to issue to Dutchess Fund at any point in time (on both debt conversion and warrant exercise) is limited to that number which equals not more than 4.99% of the company's total outstanding shares, including shares actually issued to Dutchess Fund. If this limit would be exceeded, issuance of more shares would be deferred until Dutchess Fund can receive the additional shares and remain at or under the 4.99% limit, i.e., until such time as Dutchess Fund has sold off some of the acquired shares or the company has issued more shares to others, or both.

        STATUS OF REGISTRATION STATEMENT, DEBENTURE CONVERSION, AND SALE OF CONVERSION SHARES. The company filed a registration statement with the SEC to cover Dutchess Fund's resale of the conversion shares, but this registration statement is not now effective. The company may proceed to have the SEC declare this registration statement effective, but the company can't predict when the registration statement would be declared effective. In the meantime, Dutchess Fund has converted $10,000 of the debenture to stock (see above); Dutchess Fund has sold 40,000 of the shares under rule 144 and has filed a Notice on Form 144 to sell another 46,382 shares.


     We expect Dutchess Fund will continue converting the debenture to restricted stock and selling the stock into the market under the SEC's rule 144 over the next 12 months. Such conversions could exceed 120,000 shares every three months, or 480,000 shares in a 12 month period. And, we expect Dutchess Fund to sell the conversion shares under rule 144, or by the resale registration statement if it is declared effective by the SEC. Under the registration statement, Dutchess Fund would not be limited in the amount of conversion shares it could sell. Under rule 144, Dutchess cannot sell stock in excess of 1% of the total outstanding stock of the company in any three month period. However, as Dutchess Fund continues to convert the debenture, the amount of stock outstanding (and therefore the amount Dutchess Fund will be able to sell under rule 144 if the registration statement is not effective), will increase. The balance of the debenture will automatically convert to "free trading" shares on the second anniversary of the debenture (with the total number of shares Dutchess Fund can own at any one time being subject to the 4.99% limit (see above)). Therefore, it is possible, if not likely, that the company may have to issue substantially more than 480,000 shares to Dutchess on debenture conversions through June 2004.


     ILLUSTRATION OF IMPACT OF CONVERTING THE DEBENTURE AND EXERCISING THE WARRANT. The table illustrates how much stock we would need to issue if Dutchess Fund converts all of its debenture to common stock, and exercises its warrant. Dutchess Fund has the exclusive right to determine whether to convert both of these securities. The shares which we would sell to Dutchess Fund if we use the equity investment agreement are not included (see "Raising capital - Equity investment agreement"above).



                           Number               Percentage of         Number               Percentage of
                           of Shares (for       Outstanding           of Shares (for       Outstanding
     Total Proceeds        debenture only,      Shares                debenture only,      Shares***
                           at $0.11*)                                 at $0.06**)
     ---------------------------------------------------------------------------------------------------

     Debenture - No         1,087,272               8%                 1,993,333                 14%
     new proceeds
     ---------------------------------------------------------------------------------------------------
     Warrant                   50,000               ****                  50,000                 ****
     $11,000 new
     proceeds
     ---------------------------------------------------------------------------------------------------


     *     80% of the closing bid price on July 23, 2003.
     **    80% times an assumed closing bid price of $0.07.
     *** Does not include any shares which Dutchess Fund might buy under the equity investment agreement.
     ****  Less than 1%.


     RISK OF DEBENTURE CONVERSION. Debenture conversion at the current low prices for the company's stock will cause substantial dilution to current stockholders' proportionate equity and voting power in the company. However, in contrast to selling stock under the equity investment agreement, the company will not receive any money on debenture conversion.

     ACQUIRING PROPERTIES. Mr. Ciali has experience in negotiating the acquisition of mineral properties in Latin America, particularly Mexico. Often, but not always, property owners negotiate a price based on cash and a royalty on production, and stock in the acquiring company. The amount of stock which may be sought will depend on the quality of the property (the amount of exploration and development work done by the owners and the property's future potential), and the quality of the acquiring company (stock price, status of existing operations on other properties, capital resources, and other factors).

     A property may become available where the owner wants stock in the company, in addition to cash and a royalty. In that event, the board of directors believes the company should have enough authorized common stock to pay part of the purchase price in stock, if appropriate in each instance.

     Presently, no property is under consideration for possible acquisition where stock may be issued as part of the purchase price, and there is no agreement with any person to issue stock as part of the purchase price of any property. However, it is possible that such a property may become available at some point in the future. The amount of stock which may be issued can't be predicted, but it could be substantial, because presently the company's stock price is low and the company has no properties in production.

     AUTHORITY OF THE BOARD OF DIRECTORS TO ISSUE STOCK. The current authority of the Board of Directors to issue shares of stock (both common and preferred) for consideration it deems appropriate, in the exercise of its fiduciary duties to existing shareholders, will not be changed if the proposed amendment to the articles of incorporation is approved by the shareholders. It is likely that existing shareholders' percentage ownership of the company will be diluted as stock is issued in the future, whether to raise money or honor existing commitments or in connection with acquiring mineral properties. We can't predict the number of shares of common stock we may issue in the future to raise capital or acquire mineral properties.


PROPOSAL 3:  APPROVAL OF THE CAN-CAL 2003 QUALIFIED INCENTIVE STOCK OPTION PLAN.

     The Board of Directors has adopted the Can-Cal 2003 Qualified Incentive Stock Option Plan. If approved by the shareholders, options issued under the plan will be qualified for the tax advantages available for option plans under section 422 of the Internal Revenue Code. No options have been issued under this plan to date.

     A total of 1,500,000 shares of common stock will be reserved under the plan. Options will be issued from time to time by the Board of Directors only to officers and other employees, at an exercise price equal to market price of the stock at issue date. Generally, options will have a maximum term of 10 years, vest at times determined by the Board of Directors, and be exercisable only while the grantee is employed by the company (and for 90 days thereafter if terminated other than for cause). If the grantee dies, the option would remain exercisable for 12 months thereafter.

     Immediately following the Meeting, the board of directors will grant a 10 year option to Mr. Ciali to purchase 500,000 shares of common stock, at an exercise price equal to the market price on the grant date. Shareholders will not be asked to vote on the grant of this option to Mr. Ciali.

     For federal income tax purposes, generally the exercise of a qualified option is not an income recognition event. Income recognition is deferred until sale of the stock, and is measured by the spread between exercise price and sales price. This exclusion is limited to $100,000 of option value per grantee per year. Other tax provisions (like alternative minimum tax rules) limit the tax benefits from qualified options.

     The Board of Directors recommends the shareholders approve adoption of the plan so that the company will have a compensation mechanism available to attract and retain qualified personnel. Qualified and non-qualified options may be issued to officers from time to time; to maximize the tax advantages to the grantees, qualified options up to the annual IRS $100,000 limit may be issued to an individual officer, and the remaining options issued to him as non-qualified options.

     The total number of options issued and outstanding at any time, under the Can-Cal 2003 Qualified Incentive Stock Option Plan and the Can-Cal 2003 Non-Qualified Stock Option Plan for Non-Executive Directors, will not exceed 10% of the company's issued and outstanding common stock, calculated on a pro forma basis.

PROPOSAL 4:   APPROVAL OF THE CAN-CAL 2003 NON-QUALIFIED STOCK OPTION PLAN FOR
SENIOR OFFICERS, NON-EXECUTIVE DIRECTORS, AND CONSULTANTS

     The Board of Directors has adopted the Can-Cal 2003 Non-Qualified Stock Option Plan for Senior Officers, Non-Executive Directors, and Consultants. A total of 1,500,000 shares of common stock will be reserved under the plan. Options will be issued from time to time by the Board of Directors only to senior officers and non-executive directors, and to consultants who provide services to the company which are directly related to operations in minerals exploration, development, and processing. Options will have an exercise price equal to market price of the stock at issue date. Generally, options will have a maximum term of 10 years, vest at times determined by the Board of Directors, and be exercisable for such periods of time following termination of employment or consulting (other than for cause) as determined by the Board of Directors.

     The option on 300,000 shares now held by Mr. Ciali, and the option on 100,000 shares now held by Mr. Vega, are covered by this plan.

     For federal income tax purposes, generally the exercise of a non-qualified option is an income recognition event, with the amount of income measured by the spread between exercise price and market value on the date of exercise.

     The Board of Directors recommends the shareholders approve adoption of the non-qualified plan so that the company will have a compensation mechanism available to attract and retain qualified persons in the future.

     The total number of options issued and outstanding at any time, under the Can-Cal 2003 Qualified Incentive Stock Option Plan and the Can-Cal 2003 Non-Qualified Stock Option Plan for Non-Executive Directors, will not exceed 10% of the company's issued and outstanding common stock, calculated on a pro forma basis.

PROPOSAL 5:   RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors seeks shareholder ratification of the board's appointment of L. L. Bradford & Company, LLC ("Bradford"), Certified Public Accountants, to act as the auditors of our financial statements for fiscal 2003. The Board of Directors recommends that the company retain this auditing firm for the current year. Bradford audited the financial statements for 2002. The Board has not determined what action, if any, would be taken should the appointment of Bradford not be ratified at the Meeting. It is expected that a representative of Bradford will be available at the Meeting to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she desires to do so.

     Effective June 14, 2002, the company's then current independent accountants, Murphy, Bennington & Company ("Murphy") (who audited the company's financial statements for the year ending December 31, 2001) declined to stand for re-appointment. Accordingly, the Board of Directors of the company approved the engagement of Bradford as its independent accountants for the year ending December 31, 2002 to replace Murphy effective June 25, 2002.

     The reports of Murphy on the company's financial statements for the past two fiscal years (2001 and 2000) did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the company's financial statements for each of the two fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period ended March 31, 2002, there were no disagreements with Murphy on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Murphy, would have caused Murphy to make reference to the matter in their reports. This change in audit firms was reported on Form 8-K filed June 26, 2002.

     In fiscal 2001, Murphy billed the company $21,325 for audit and review fees; $ -0- for audit related fees; $ -0- for financial information system design and implementation; and $ -0-for all other fees (tax planning and preparation).


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                                ACCOUNTANT'S FEES

     Bradford billed the company fees in 2002 and through the first quarter of 2003:

     Audit and Review Fees:  $24,699 (2002 fiscal year audit;
                                     first quarter 2003 review)

     Audit- related Fees:  $ -0-

     Financial Information Systems Design and Implementation Fees: $ -0-

     All Other Fees:  $1,563 (Tax Planning and Preparation)

     The Board of Directors deems the provision of services described under "All Other Fees" to be insignificant and does not adversely affect auditor independence and function.

                            COPIES OF OUR FORM 10-KSB

     Promptly upon receiving a request from any shareholder, without charge, we will send to the requestor a copy of our Form 10-KSB, with exhibits, as filed with the Securities and Exchange Commission. Please address your request to Ronald D. Sloan at Can-Cal Resources Ltd., 8221 Cretan Blue Lane, Las Vegas, Nevada 89128, T 702.243.1849, F 720.243.1869.



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     PROXY                   CAN-CAL RESOURCES LTD.                   PROXY

     The undersigned hereby appoints Anthony F. Ciali and Ronald D. Sloan, or either of them, with full power of substitution, as proxies to vote all of the shares of stock of the undersigned in Can-Cal Resources Ltd. at the Annual Meeting of Shareholders to be held on Friday, August 29, 2003 at 10:00 a.m., local time, or at any adjournments thereof, on the matters numbered below:

     THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THIS CARD; (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER. PLEASE FOLLOW THE INSTRUCTIONS CAREFULLY.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF ALL DIRECTOR NOMINEES, IN FAVOR OF AMENDING THE ARTICLES OF INCORPORATION, IN FAVOR OF BOTH STOCK OPTION PLANS, AND IN FAVOR OF RATIFYING THE SELECTION OF INDEPENDENT AUDITORS.

     If you wish to vote on all matters as the Board of Directors recommends, please sign and date this card on the reverse side, and return this card in the envelope. If you wish to vote on items individually, please also mark the appropriate boxes below.

  1. Election of Directors:

     Instruction: If you want the proxies to vote for all the nominees, check the FOR box. If you want the proxies to abstain from voting for all nominees, check the ABSTAIN box.

     IF YOU WANT TO VOTE FOR SOME OF THE NOMINEES BUT WITHHOLD AUTHORITY FROM THE PROXIES TO VOTE FOR OTHERS (ABSTAIN FROM VOTING), CHECK THE FOR BOX AS TO THOSE YOU WANT TO VOTE IN FAVOR, AND DRAW A LINE THROUGH THE NAME OF THE NOMINEE FOR DIRECTOR YOU WANT TO WITHHOLD AUTHORITY FROM VOTING.

     o  FOR the nominees listed below            o  ABSTAIN

     Anthony F. Ciali     Ronald D. Sloan     Barry E. Amies
             James Dacyszyn       John Brian Wolfe

  2. Approve amending the articles of incorporation to increase authorized common stock to 100,000,000 shares.

     o  FOR                o  AGAINST

  3. Approve the Can-Cal 2003 Qualified Incentive Stock Option Plan for officers and other employees.

     o  FOR                o  AGAINST

  4. Approve the Can-Cal 2003 Non-Qualified Stock Option Plan for Senior Officers, Non-Executive Directors and Consultants.

     o  FOR                o  AGAINST

  5. Ratify the appointment of L. L. Bradford & Company, LLC as independent auditors for the current fiscal year.

     o  FOR                o  AGAINST

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


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PROXY                          CAN-CAL RESOURCES LTD.

     Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.

Sign on this line - joint holders may sign here also: __________________________


_______________________, 2003.                       ___________________
        (Date)                                        (Number of Shares)

NOTE: Please sign, date, and place this Proxy in the enclosed self-addressed, postage prepaid envelope and deposit it in the mail as soon as possible.

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING.  ___

IF THE ADDRESS ON THE MAILING LABEL IS NOT CORRECT, PLEASE GIVE US THE CORRECT
ADDRESS:

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